Exhibit 10.6

PENNYMAC MORTGAGE INVESTMENT TRUST

SHARE PURCHASE AGREEMENT

SHARE PURCHASE AGREEMENT (this “Agreement”) made as of this 29th day of July, 2009, by and among PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Trust”), Stanford L. Kurland, David A. Spector, BlackRock Holdco 2, Inc., a Delaware corporation (“BlackRock”), Highfields Capital Investments LLC, a Delaware limited liability company (“Highfields”), and Private National Mortgage Acceptance Company, LLC, a Delaware limited liability company (“PNMAC”).  For purposes of this Agreement, each of Stanford L. Kurland, David A. Spector, BlackRock, Highfields and PNMAC shall be referred to individually as a “Purchaser” and collectively as the “Purchasers.”

WHEREAS, the Trust has filed a registration statement on Form S-11 (No. 333-159460) (as heretofore amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission in connection with a proposed initial public offering (the “IPO”) of common shares of beneficial interest of the Trust, par value $0.01 per share (the “Common Shares”); and

WHEREAS, concurrent with the consummation of the IPO, the Trust desires to issue and sell, and each Purchaser desires to purchase, severally and not jointly, upon the terms and conditions set forth in this Agreement, Common Shares as provided in this Agreement;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.             Sale and Purchase of Private Placement Common Shares.  Subject to and concurrent with the consummation of the IPO, the Trust agrees to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, hereby agrees to purchase from the Trust a number of Common Shares equal to the product of (x) the number of Common Shares sold to the public in the IPO, excluding any Common Shares that may be sold pursuant to the exercise by the Underwriters (as defined below) of their overallotment option, multiplied by (y) the percentage set forth opposite such Purchaser’s name on Schedule A hereto (as to each Purchaser, the “Private Placement Common Shares”) for an aggregate purchase price equal to the product of (i) $20.00 per share (which equals the price per share of Common Shares sold in the IPO, without the payment of any underwriting discount) multiplied by (ii) such Purchaser’s Private Placement Common Shares (such product as to each Purchaser being referred to herein as the “Purchase Price”).  Notwithstanding the foregoing, the parties hereto acknowledge and agree that in no event shall the aggregate Purchase Price payable by each Purchaser exceed the amount set forth opposite such Purchaser’s name on Schedule A hereto.

2.             Closing.  The closing of the purchase and sale of the Private Placement Common Shares hereunder, including each Purchaser’s payment for and delivery of its Private Placement Common Shares, will take place at the offices of the Trust or the Trust’s legal counsel concurrently with, and shall be subject to, the completion of the IPO (the “Closing”).  At the Closing, the Trust shall deliver to each Purchaser one or more certificates evidencing the Private Placement Common Shares, registered in such Purchaser’s or its designee’s name, upon the payment of the Purchase Price applicable to such Purchaser in immediately available funds by wire transfer to an account designated by the Trust.

3.             Representations and Warranties of the Trust.  In connection with the issuance and sale of the Private Placement Common Shares, the Trust hereby represents and warrants to each Purchaser the following:

3.1           The Trust (a) has been duly organized and is validly existing as a real estate investment trust in good standing with the State Department of Assessments and Taxation of Maryland and (b) has the real estate investment trust power and authority to enter into this Agreement, the Registration Rights Agreement (as defined below) and to consummate the transactions contemplated hereby and thereby and in the Registration Statement and to own or lease and operate its assets and carry on its business as described in the Registration Statement.  The authorized capitalization of the Trust is as is set forth in the Registration Statement.

3.2           All real estate investment trust action necessary to be taken by the Trust to authorize the execution, delivery and performance of this Agreement and the Registration Rights Agreement and to consummate the IPO and all other agreements and instruments delivered by the Trust in connection with the transactions contemplated hereby and thereby has been duly and validly taken.  This Agreement has been duly executed and delivered by the Trust.  This Agreement constitutes, and the Registration Rights Agreement, upon execution and delivery thereof, will constitute, the valid, binding and enforceable obligations of the Trust, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.  Neither the issuance and sale by the Trust of the Private Placement Common Shares nor the consummation of the IPO conflicts with the declaration of trust or bylaws of the Trust or any material contract by which the Trust or any of its subsidiaries’ respective property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Trust or its property.

3.3           The Private Placement Common Shares have been duly and validly authorized and upon issuance in accordance with, and payment pursuant to, the terms hereof, (a) the Private Placement Common Shares will be fully paid and non assessable and (b) each Purchaser will have good title to its Private Placement Common Shares, free and clear of all liens, claims and encumbrances of any kind, other than transfer restrictions hereunder and under other agreements contemplated hereby.

3.4           No consent, approval, authorization or order of, or registration, qualification or filing with, any governmental entity or any other third party is required to be obtained or made by the Trust for the execution, delivery or performance by the Trust of this Agreement, the Registration Rights Agreement or the consummation by the Trust of the transactions contemplated hereby and thereby or of the IPO, except such as have been already obtained or as may be required under the Securities Act or the rules thereunder or state securities or blue sky laws or as may be required by the Financial Industry Regulatory Authority.

3.5           Except for liabilities described in the Registration Statement, the Trust and its subsidiaries do not have any liabilities outside the ordinary course of business which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Trust and its subsidiaries, considered as one enterprise.

3.6           The Trust holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under, and has complied in all material respects and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local governmental entity applicable to the Trust, other than such non-compliance, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the Trust and its subsidiaries, considered as one enterprise.

3.7           Except as set forth in the Registration Statement, the Trust is not a party to any, and there are no pending, or to the knowledge of the Trust, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Trust or any of its subsidiaries or to which any of their assets are subject (i) that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Trust and its subsidiaries, considered as one enterprise, or (ii) relating to or which challenges the validity or propriety of the transactions contemplated hereby or the IPO.  The Trust is not subject to any order, judgment or decree of a governmental entity that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Trust and its subsidiaries, considered as one enterprise.

3.8           The Registration Statement does not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.9           The Trust is organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the present and contemplated method of operation of the Trust and its subsidiaries does and will enable the Trust to meet the requirements for taxation as a REIT under the Code.

3.10         The Common Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

3.11         Since the date as of which information is given in the Registration Statement, there has been no event, circumstance, fact, change, development, condition or effect that would have a material adverse effect on the business, assets, properties, results of operations or condition (financial or otherwise) of the Trust and its subsidiaries, considered as one enterprise.

4.             Representations and Warranties of each Purchaser.  Each Purchaser, severally and not jointly, hereby represents and warrants to the Trust that:

4.1           Such Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

4.2           The Private Placement Common Shares are being acquired for such Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Securities Act.

4.3           If an entity, such Purchaser has been duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation and has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  If a natural person, such Purchaser is at least 21 years old and is legally competent to execute, deliver and comply with the terms of this Agreement.

4.4           If an entity, all action necessary to be taken by such Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by such Purchaser in connection with the transactions contemplated hereby has been duly and validly taken.  This Agreement has been duly executed and delivered by such Purchaser, and constitutes the valid, binding and enforceable obligation of such Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.  The purchase by such Purchaser of the Private Placement Common Shares does not conflict with the organizational documents of such Purchaser (if an entity) or with any material contract by which such Purchaser or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to such Purchaser or its property.

4.5           Such Purchaser understands and acknowledges that (i) the offering of the Private Placement Common Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Private Placement Common Shares is exempt from registration under the Securities Act pursuant to Section 4(2) thereof and exempt from registration pursuant to applicable state securities or blue sky laws, and that the Trust’s reliance upon such exemptions is predicated upon such Purchaser’s representations and warranties set forth in this Agreement.  Such Purchaser understands and acknowledges that the Private Placement Common Shares will be characterized as “restricted securities” under the Securities Act and such laws and may not be sold unless the Private Placement Common Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

4.6           Such Purchaser (i) is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks involved in purchasing the Private Placement Common Shares and to make an informed decision relating thereto, (ii) has the ability to bear the economic risk of such Purchaser’s prospective investment in the Private Placement Common Shares and (iii) has not been offered the Private Placement Common Shares by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.  Such Purchaser (i) has been furnished with the materials relating to the business, operations, financial condition, assets and liabilities of the Trust and other matters relevant to such Purchaser’s investment in the Private Placement Common Shares, which have been requested by such Purchaser and (ii) such Purchaser has had adequate opportunity to ask questions of, and receive answers from, the officers, employees, agents, accountants and representatives of the Trust concerning the business, operations, financial condition, assets and liabilities of the Trust and all other matters relevant to its investment in the Private Placement Common Shares.

4.7           Such Purchaser has a substantive, pre-existing relationship with the Trust and was directly contacted by the Trust or its agents outside the IPO effort.  Such Purchaser (i) was not identified or contacted through the marketing of the IPO and (ii) did not independently contact the Trust as a result of the general solicitation by means of the Registration Statement.

4.8           Such Purchaser has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

4.9           Such Purchaser will have available at the closing sufficient funds to acquire the Private Placement Common Shares to be purchased by such Purchaser pursuant to this Agreement.

5.             Lock-up Agreements.  Each Purchaser shall enter into a separate lock-up agreement with the underwriters (the “Underwriters”) of the Common Shares being offered in the IPO, substantially in the form of Exhibit A hereto, at or prior to the date on which the underwriting agreement to be entered into by the Trust, PennyMac Operating Partnership, L.P., PNMAC Capital Management, LLC and the Underwriters for the offer of such Common Shares in the IPO is executed.

6.             Public Announcements.  Except as may be required by applicable law, no party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby, without prior consultation with the other parties as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent any party from promptly making all filings with any governmental entity or disclosures with the stock exchange, if any, on which such party’s capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.  If any party decides that it must make any such required filing it will advise the other parties prior to making such filing.  Notwithstanding the foregoing, the parties hereto acknowledge that the transactions contemplated hereby have been disclosed in the Registration Statement and that a form of this Agreement has been or will be filed as an exhibit to the Registration Statement.

7.             Conditions of Closing of each Purchaser.  The respective obligations of each Purchaser to acquire the applicable Private Placement Common Shares from the Trust at the Closing are subject to the fulfillment to each such Purchaser’s reasonable satisfaction on or prior to the Closing of each of the following conditions:

7.1           Each representation and warranty made by the Trust in Section 3 above shall be true and correct on and as of the date of this Agreement and as of the Closing as though made as of the Closing.

7.2           All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Trust on or prior to the Closing shall have been performed or complied with by the Trust in all respects.

7.3           The Trust shall have delivered at or prior to the date of the Closing to the Purchasers or their respective designees an executed copy of the Registration Rights Agreement among the Trust and each Purchaser, substantially in the form of Exhibit B hereto (the “Registration Rights Agreement”).

7.4           Simultaneously with the Closing, the Trust shall consummate the IPO.  The material terms of the IPO shall not have changed in any material respect from those disclosed in the Registration Statement, other than changes approved by the board of directors of PNMAC.

8.             Listing of the Private Placement Common Shares.  The Trust hereby agrees to use its commercially reasonable best efforts to cause the Private Placement Common Shares to be listed on the New York Stock Exchange or such other exchange on which the Common Shares are then listed no later than the six-month anniversary of the date of the Closing.

9.             Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not.  Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder.

10.           Amendments.  This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

11.           Default By One or More Purchasers.  If a Purchaser shall fail at the closing to purchase the Private Placement Common Shares that such Purchaser is obligated to purchase hereunder, then this Agreement shall be terminated as it relates to such Purchaser, provided that, as between such Purchaser and the Trust, Sections 4 and 12 shall survive such termination and remain in full force and effect.  No action taken pursuant to this Section 10 shall relieve such defaulting Purchaser from liability in respect of such default.  Notwithstanding anything to the contrary contained herein, in no event shall the termination of this Agreement as it relates to a Purchaser hereunder affect the completion of the transactions contemplated hereunder as it relates to any other Purchaser.  Further, no Purchaser, other than the defaulting Purchaser, shall have any liability under this Agreement with respect to any termination of this Agreement pursuant to this Section 10.

12.           Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

13.           Governing Law.  This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York.  The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive.  The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.

14.           Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided that the Underwriters shall be third party beneficiaries of this Agreement.

15.           Legends.  Each certificate, if any, representing the Private Placement Common Shares shall be endorsed with the following legends or a substantially similar legends:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered, sold, pledged or otherwise transferred except pursuant to an exemption from registration under the Act, or pursuant to an effective registration statement under the Act.

The shares represented by this certificate are subject to the provisions of a Registration Rights Agreement, dated as of August 4, 2009.

16.           Severability.  In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

17.           Survival.  The provisions of Section 8 hereof shall survive the Closing and remain in full force and effect until such listing has been effected.

18.           Entire Agreement.  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRUST:

PENNYMAC MORTGAGE INVESTMENT TRUST

By:	/s/ Jeff Grogin
Name: Jeff Grogin
Title: Secretary

PURCHASERS:

/s/ Stanford L. Kurland
Stanford L. Kurland

/s/ David A. Spector
David A. Spector

BLACKROCK HOLDCO 2, INC.

By:	/s/ Mark Wiedman
Name: Mark Wiedman
Title: Managing Director

HIGHFIELDS CAPITAL INVESTMENTS LLC

By:	/s/ Joseph Mazzella
Name: Joseph Mazzella
Title: General Counsel

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC

By:	/s/ Jeff Grogin
Name: Jeff Grogin
Title: Secretary